                                      [CHASE Logo]



THE CHASE MANHATTAN BANK
270 Park Avenue
New York, NY 10017-2070

      August 30, 1996




      Mr. Kenneth J. Adams
      Senior Vice President and Chief Financial Officer
      Movado Group, Inc.
      125 Chubb Avenue - 4th Floor
      Lyndhurst, New Jersey 07071

      Re:      LINE OF CREDIT

      Dear Ken:

               Upon the terms outlined below, The Chase Manhattan Bank (the "Bank"), is prepared in its sole discretion to offer a line of credit (the "Line of Credit") of up to a maximum amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) to Movado Group, Inc. (the "Company"), the proceeds of which are for working capital and to finance the seasonal increases in assets.

               The advances, if any, under the Line of Credit will be for loans, stand-by and/or commercial letters of credit. The maximum amount of such advances under the Line of Credit cannot exceed the Line of Credit Availability (as hereinafter defined); PROVIDED HOWEVER, that the aggregate face amount of stand-by letters of credit will not at any time exceed U.S. $500,000.

               Loans shall be available in U.S. Dollars and Swiss Francs. In any determination of the aggregate outstanding amount of advances in U.S. Dollars under the Line of Credit, the U.S. Dollar equivalent of any loans denominated in Swiss Francs will be calculated using the spot rate at which the Bank at its principal office offers to exchange Swiss Francs for U.S. Dollars in New York City at 11:00 a.m. (New York City time) two business days prior to the date on which such equivalent is to be calculated.

               For the purposes of this Line of Credit, the following terms have the following meanings:

               "Line of Credit Availability" for any date means (a) U.S. $12,500,000 LESS (b) the Excess Foreign Exchange Amount on such date.


Movado Group, Inc.                                                             1

               "Excess Foreign Exchange Amount" for any date means (a) the cost to Chase in U.S. Dollars of replacing its foreign exchange contracts with the Company on such date in excess of (b) U.S. $1,875,000.

  INTEREST RATE:           The loans will bear interest at the following rates
                           as selected by the Company at the time of each borrowing request: (1) a fixed rate equal to the (a) one, two, three, or six month reserve adjusted London
                           Interbank Offered Rate plus 100 basis points, (b) 30,
                           60, 90, or 180 day adjusted certificate of deposit rate plus 125 basis points, or (c) a rate offered by the Bank and accepted by the Borrower for borrowings of one to twenty-nine days; or (2) a variable rate equal to the Prime Rate. "Prime Rate:" shall mean that rate of interest from time to time announced by the Bank at its head office as its prime commercial lending rate.

  LETTER OF
  CREDIT FEES:             Fees relating to any letter of credit shall be
                           determined by the Bank on the date of the issuance of such letter of credit.

  REPAYMENTS:              The terms relating to the repayment of any loan or
                           reimbursement obligation relating to any letter of credit shall be set forth in the documentation
                           (satisfactory in form and substance to the Bank) evidencing such loan or letter of credit.

  MANDATORY
  PREPAYMENT:              In the event that the U.S. Dollar equivalent of all
                           advances under this Line of Credit shall exceed the Line of Credit Availability, the Company agrees to prepay promptly an amount of loans equal to such excess. If, after the repayment of all outstanding loans, the U.S. Dollar equivalent of all advances under this Line of Credit remains in excess of the Line of Credit Availability, the Company shall deliver to the Bank cash in amount equal to such excess and such cash shall be held as collateral security for the payment of obligations relating to letters of credit.

  MAINTENANCE
  OF INSURANCE:            The Company will maintain adequate insurance coverage
                           in amounts acceptable to the Bank.


Movado Group, Inc.                                                            2

  LIMITATION ON
  DISTRIBUTIONS AND
  RESTRICTED
  INVESTMENTS:             The Company will not:
                           (a)  Declare or pay any dividends (other than
                                dividends payable solely in common stock);
                           (b)  Make other distributions on any class of the
                                Company's capital stock;
                           (c)  Acquire or permit the Company or any Subsidiary
                                to acquire shares of the Company's capital stock; or
                           (d)  Make any Restricted Investment as defined in the
                                Prudential Note Agreement;

                           if, after giving effect thereto, the sum of all payments listed in (a) through (d) above, since February 1, 1993, would exceed:

                           (i) 50% of the Consolidated Net Income (as defined in the Prudential Note Agreement) less 100% of any Consolidated Net Loss since February 1, 1993 (calculated as of the end of each fiscal year), plus;
                           (ii) $3,600,000.

For the purposes hereof, "Prudential Note Agreement" means the Prudential Note Agreement dated November 9, 1993 between The Prudential Insurance Company of America ("Prudential") and the Company pursuant to which the Company issued $40 million of 6.56% Senior Notes due 2005.

  CLEAN-UP:                No loan amounts may be outstanding under the Line of
                           Credit during one thirty (30) consecutive day period between January 31, 1997 and March 31, 1997.

  NEGATIVE PLEDGE:         The Company shall not create, incur, assume or suffer
                           to exist any liens on any of its accounts receivable or inventory, or pledge any of its common stock.

  REPORTING REQUIREMENTS:

  The Company will provide the following to the Bank:

1. Unaudited quarterly financial statements. As soon as available and in any event within seventy-five (75) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its subsidiaries as of the end of such quarter, consolidated statements of changes in shareholder's equity and cash flows of the Company and its subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings of the Company and its subsidiaries for the period commencing at the end of


Movado Group, Inc.                                                            3
         the respective consolidated figures for the corresponding date and period in the previous fiscal year and ending with the end of such quarter, stating in comparative form consistently applied and certified by the chief financial officer of the Company (subject to year end adjustments). Certification by the chief financial officer may take the form of a written statement to the effect that, "To the best of my knowledge these financial statements fairly present all assets and liabilities, both direct and contingent, and all sources of income and expense of the Company".

2. Annual financial statement. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its subsidiaries as of the end of such fiscal year, consolidated statements of changes in shareholder's equity and cash flows of the Company and its subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings of the Company and its subsidiaries for such fiscal year, starting in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with generally accepted accounting principles consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by an independent accountant selected by the Company and acceptable to the Bank.

3. Quarterly financial statements. As soon as available and in any event within seventy-five (75) days after the end of each fiscal quarter, evidence of compliance (in form and substance satisfactory to the Bank) with the Prudential Note Agreement Financial Covenants. The Company will provide prompt notification of any violation or modification of such covenant.

4. Weekly financial statements. As soon as available and in any event within two (2) days after the end of each week, a marked to market position report (in form and substance satisfactory to the Bank) on all outstanding foreign exchange contracts.

5. Annual projections. As soon as available, and in any event, within ninety (90) days after the end of each fiscal year of the Company, annual projections of the Company for the next fiscal year in a form acceptable to the Bank.

6.       Any documents or notifications related to the Prudential Note
         Agreement.

7.       Other financial information as requested by the Bank.

         The Bank will continue to offer the Line of Credit until October 31, 1997, unless earlier terminated by the Bank or the Company. If the Bank should terminate this Line of Credit, it will notify the Company orally and confirm the same in writing. Although no further advances will then be available under this Line of Credit, outstanding loans will only mature according to the terms of the notes evidencing the loans.

7        This letter does not constitute a commitment or in any way obligate the
Bank to lend whether or not the conditions stated herein are satisfied, and is issued subject to the Bank, in its sole discretion, continuing to be satisfied with the financial condition and economic prospects of the Company and the maintenance of a satisfactory relationship with the Bank.


Movado Group, Inc.                                                            4

        Please acknowledge the Company's understanding and agreement to the above terms and conditions by signing the attached copy of this letter and returning it to the Bank.


Very truly yours,


THE CHASE MANHATTAN BANK

By: /s/ Andrew J. Meara
   ------------------------
   Andrew J. Meara, Assistant Vice President

ACKNOWLEDGED AND AGREED TO:

This              day of              , 19
     ------------        -------------    --
MOVADO GROUP, INC.

By: /s/ Signature Illegible          Date:  9-18-96
   -------------------------                -----------
                     (Title)


By: /s/ Signature Illegible          Date:  9-18-96
   -------------------------                -----------
                     (Title)


Movado Group, Inc.                                                            5